Unity Bancorp, Inc.
64 Old Highway 22
Clinton, NJ 08809
800-618-BANK
www.unitybank.com
NewsNewsNewsNewsNews

For Immediate Release:

July 25, 2017
News Media & Financial Analyst Contact:
Alan J. Bedner, EVP
Chief Financial Officer
(908) 713-4308

Unity Bancorp Reports 22.0% Increase in Quarterly Net Income

Clinton, NJ - Unity Bancorp, Inc. (NASDAQ: UNTY), parent company of Unity Bank, reported a 22.0% increase in quarterly earnings and a 19.4% increase in year-to-date earnings. The year-to-date results exclude the effect of a nonrecurring gain during the prior year’s period.   Contributing factors included strong loan and deposit growth, increased net interest income and expanded net interest margins.

Net income for the three months ended June 30, 2017 was $3.4 million, or $0.32 per diluted share, a 22.0 percent increase compared to net income of $2.8 million, or $0.30 per diluted share, for the three months ended June 30, 2016. Return on average assets and average common equity for the quarter were 1.11% and 12.47%, respectively, compared to 1.03% and 13.59% for the same period a year ago.

Year-to-date net income was $6.6 million, or $0.62 per diluted share, for the six months ended June 30, 2017. Year-to-date net income, excluding the nonrecurring gain on the repurchase of subordinated debentures, was $5.6 million, or $0.59 per diluted share, for the same period a year ago. Current year-to-date net income represents a 19.4% increase over the prior year’s year-to-date net income excluding the nonrecurring gain. Return on average assets and average common equity for the period were 1.09% and 12.25%, respectively, compared to 1.01% and 13.63% for the same period a year ago.

In February 2016, the Company repurchased $5.0 million of its outstanding subordinated “capital qualifying” debentures at a price of $0.5475 per dollar, thus reducing its outstanding subordinated debt to $10.3 million. The repurchase resulted in a nonrecurring pre-tax gain of approximately $2.26 million. Management believes excluding the nonrecurring gain from net income and reporting it in a format which is not in compliance with generally accepted accounting principles (“non-GAAP”) is beneficial to the reader and provides better comparability of the Company’s performance over both periods.

Net income for the six months ended June 30, 2017 declined 5.6% compared to the prior year period net income, which included the nonrecurring gain on the repurchase of subordinated debentures, of $7.0 million or $0.74 per diluted share. Return on average assets and average common equity for the six months ended June 30, 2017 was 1.09% and 12.25%, respectively compared to 1.28% and 17.25% for the prior year period, including the nonrecurring gain.

Second quarter highlights included:

•	7.5% loan growth from year-end: 15.4% increase in consumer loans, 9.1% increase in residential mortgage loans and 7.1% increase in commercial loans.

•	6.2 % deposit growth: 11.1% increase in savings deposits and 7.7% increase in noninterest-bearing demand deposits.

•	Net interest income increased 19.4% to $11.2 million compared to the prior year’s quarter due to earning asset growth and improved margins.

•	Net interest margin increased to 3.79% this quarter compared to 3.61% in the prior year’s quarter due to strong loan growth and the benefit of a rising rate environment.

•	Credit quality continues to improve. Nonperforming loans fell 21.5% to $5.7 million.

“We had another quarter of record earnings,” stated James A. Hughes, President and CEO. “Loan and deposit growth remains extremely robust and I expect that to continue for the remainder of this year. Our newest branches add geographic presence and situational opportunity to our growth plans and are ahead of our projections. We are actively looking for new branch opportunities, and we feel confident that we can continue to expand our franchise while we grow our profitability. Our balance sheet is well positioned and has benefited from the increase in interest rates.”

Net Interest Income
Net interest income, our core driver of earnings, increased $1.8 million to $11.2 million for the quarter ended June 30, 2017 compared to the prior year’s quarter. In addition, the net interest margin expanded 18 basis points to 3.79%, compared to 3.61% for the prior year’s quarter. For the six months ended June 30, 2017, net interest income increased $3.2 million to $21.5 million, and the net interest margin expanded 20 basis points to 3.75%. Each period benefited from strong loan growth and the rising interest rate environment. We expect continued improvement in our net interest margin due to rising rates.
The yield on earning assets increased 14 basis points to 4.58% for the quarter ended June 30, 2017 compared to 4.44% for the prior year’s quarter. This increase was the result of strong commercial, residential mortgage and consumer loan growth over the prior year’s period and the benefit of a rising rate environment. Quarterly average commercial loans increased $58.1 million, average residential mortgage loans have increased $47.1 million and consumer loans increased $18.6 million compared to the second quarter in 2016. Our loan growth was somewhat mitigated by unusually high levels of payoffs.
The cost of interest-bearing liabilities fell 2 basis points to 1.03% for the quarter ended June 30, 2017. While the cost of deposits increased 3 basis points to 0.85%, the cost of borrowed funds and subordinated debentures decreased 46 basis points compared to the prior year due to the modification of borrowings with the Federal Home Loan Bank (“FHLB”) and the addition of new borrowing at lower rates over the past year. The increase in the cost of deposits was primarily driven by the growth in savings deposits.

Provision for Loan Losses

The provision for loan losses was $400 thousand for each of the quarters ended June 30, 2017 and June 30, 2016. Year-to-date the provision for loan losses increased $50 thousand to $650 thousand for the six months ended June 30, 2017. Quarterly net charge-offs were flat at $281 thousand and $276 thousand for each quarter, respectively. Year-to-date charge-offs declined $172 thousand to $429 thousand for the six months ended June 30, 2017.

Noninterest Income
Noninterest income decreased $213 thousand to $2.0 million for the three months ended June 30, 2017, compared to the same period last year due to a lower volume of sales of both mortgage and SBA loans. Year-to-date noninterest income remained relatively flat at $4.2 million for the six month period.
Quarterly gains on the sale of mortgage loans declined $329 thousand and year-to-date gains dropped $512 thousand due to lower sales volumes in each period. The decline in sales was a result of management electing to hold more residential loans in portfolio for long term investment. Mortgage loan sale volume totaled $16.7 million for the three months ended June 30, 2017 compared to $26.0 million in sales in the prior year’s period. Year-to-date, mortgage loan sales volume totaled $42.3 million and $51.1 million for the periods ended June 30, 2017 and 2016, respectively.
Gains on the sale of SBA loans decreased due to a lower volume of loan sales this quarter compared with the prior year’s quarter. SBA loan sales totaled $5.3 million with net gains on sale of $479 thousand for the quarter ended June 30, 2017, compared to $7.2 million in sales and a net gain of $637 thousand in the prior year’s quarter. Year-to-date, gains on the sale of $11.3 million in SBA loans were $963 thousand compared to $945 thousand on $10.6 million sold in the prior year-to-date period.

Other notable items included branch fee income and service and loan income. Branch fee income increased in the quarterly and year-to-date periods due to increased fees from commercial checking accounts and overdraft fees. Service and loan fee income increased $245 thousand and $502 thousand in the quarterly and year-to-date periods, respectively due to loan payoff fees and processing fees.
Noninterest Expense
Noninterest expense increased $693 thousand, or 10.3%, to $7.4 million for the quarter and increased $1.5 million, or 11.4%, to $14.9 million for the six month period ended June 30, 2017. These increases are attributed to costs of expanding our retail and lending network, such as compensation and occupancy expenses. Notable items for the periods include:

•
Compensation and benefits expense increased $590 thousand to $4.3 million for the three months ended June 30, 2017 and increased $1.1 million to $8.4 million for the six months ended June 30, 2017. Compensation and benefit expenses have risen in each of these periods due to the addition of two new retail branches, additional lending and operational staff.

•	Occupancy expenses increased $77 thousand for the quarter and $59 thousand year-to-date due to the addition of two new retail branches.

•
Furniture and equipment expense increased $118 thousand and $209 thousand for the quarter and year-to-date periods, respectively due to continued investment in technology in the form of equipment, network maintenance and software.

•	Year-to-date, loan collection and OREO expenses increased as the result of a $253 thousand loss on the sale of an OREO property in the first quarter of 2017.

•	Deposit insurance expense declined for the quarter and year-to-date period as our assessment rate dropped as a result of the capital raise in December 2016.

Financial Condition
At June 30, 2017, total assets were $1.3 billion, an increase of $85.6 million from year-end 2016:

•	Total securities increased $13.5 million due to purchases of $25.7 million during the period.

•
Total loans increased $73.4 million or 7.5%, from year-end 2016 to $1.0 billion at June 30, 2017. Commercial, residential mortgage and consumer loan portfolios increased $36.1 million, $26.3 million and $14.1 million, respectively. SBA loans declined on sales of $11.3 million. Our pipeline in all categories remains strong and loan growth is expected in future quarters.

•	Total deposits increased $58.2 million or 6.2%, to $1.0 billion at June 30, 2017. Savings deposits and noninterest-bearing demand deposits have increased $40.3 million and $16.6 million, respectively.

•	Borrowed funds increased $21.0 million to $142.0 million at June 30, 2017 due to increased overnight borrowings.

•	Shareholders’ equity was $112.4 million at June 30, 2017, an increase of $6.2 million from year-end 2016, due to retained net income.

•	Book value per common share was $10.64 as of June 30, 2017.

•
At June 30, 2017, the leverage, common equity Tier I, Tier I and Total Risk Based Capital ratios were 9.66%, 11.32%, 12.34% and 13.59% respectively, all in excess of the ratios required to be deemed “well-capitalized”.

Credit Quality

•	Nonperforming assets totaled $6.3 million at June 30, 2017, or 0.60% of total loans and OREO, compared to $8.3 million or 0.85% of total loans and OREO at year-end 2016.

•	The allowance for loan losses totaled $12.8 million at June 30, 2017, or 1.22% of total loans compared to $12.8 million and 1.39% at June 30, 2016.

•
Net charge-offs were $281 thousand for the three months ended June 30, 2017, compared to $276 thousand for the same period a year ago. Year-to-date net charge-offs were $429 thousand compared to $601 thousand for the prior year’s period.

Unity Bancorp, Inc. is a financial service organization headquartered in Clinton, New Jersey, with approximately $1.3 billion in assets and $1.0 billion in deposits. Unity Bank provides financial services to retail, corporate and small business customers through its 17 retail service centers located in Bergen, Hunterdon, Middlesex, Somerset, Union and Warren Counties in New Jersey and Northampton County in Pennsylvania. For additional information about Unity, visit our website at www.unitybank.com , or call 800- 618-BANK.

This news release contains certain forward-looking statements, either expressed or implied, which are provided to assist the reader in understanding anticipated future financial performance. These statements may be identified by use of the words “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions. These statements involve certain risks, uncertainties, estimates and assumptions made by management, which are subject to factors beyond the company’s control and could impede its ability to achieve these goals. These factors include those items included in our Annual Report on Form 10-K under the heading “Item IA-Risk Factors” as well as general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, our ability to manage and reduce the level of our nonperforming assets, and results of regulatory exams, among other factors.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

UNITY BANCORP, INC.
SUMMARY FINANCIAL HIGHLIGHTS
NON-GAAP
June 30, 2017

				Jun 30, 2017 vs.
				Mar 31, 2017	Jun 30, 2016
(In thousands, except percentages and per share amounts)	Jun 30, 2017	Mar 31, 2017	Jun 30, 2016%		%
BALANCE SHEET DATA:
Total assets	$1,275,517	$1,226,168	$1,128,370	4.0%	13.0%
Total deposits	1,003,967	980,703	912,198	2.4	10.1
Total loans	1,046,804	1,000,677	915,043	4.6	14.4
Total securities	75,066	73,022	73,994	2.8	1.4
Total shareholders' equity	112,447	109,305	84,967	2.9	32.3
Allowance for loan losses	(12,800)	(12,681)	(12,758)	(0.9)	0.3

FINANCIAL DATA - QUARTER TO DATE:
Income before provision for income taxes	$5,350	$4,904	$4,448	9.1	20.3
Provision for income taxes	1,906	1,712	1,624	11.3	17.4
Net income before gain on subordinated debenture	$3,444	$3,192	$2,824	7.9	22.0

Net income per:
Common share - basic	$0.33	$0.30	$0.30	10.0	10.0
Common share - diluted	$0.32	$0.30	$0.30	6.7	6.7

Performance ratios:
Return on average assets	1.11%	1.07%	1.03%	3.7	7.8
Return on average equity	12.47%	12.02%	13.59%	3.7	(8.2)
Efficiency ratio	56.41%	59.08%	58.53%	(4.5)	(3.6)
Net interest margin	3.79%	3.70%	3.61%	2.4	5.0

FINANCIAL DATA - YEAR TO DATE:
Income before provision for income taxes and gain on subordinated debenture	$10,254		$8,643		18.6
Provision for income taxes	3,618		3,087		17.2
Net income before gain on subordinated debenture	$6,636		$5,556		19.4
Gain on subordinated debenture, net of tax	—		1,473		NM
Net income	$6,636		$7,029		(5.6)

Net income before gain on subordinated debenture per:
Common share - basic	$0.63		$0.60		5.0
Common share - diluted	$0.62		$0.59		5.1

Net income per:
Common share - basic	$0.63		$0.75		(16.0)
Common share - diluted	$0.62		$0.74		(16.2)

Net income before gain on subordinated debenture ratios:
Return on average assets	1.09%		1.01%		(14.8)
Return on average equity	12.25%		13.63%		(29.0)
Efficiency ratio	57.71%		59.53%		6.8

Performance ratios:
Return on average assets	1.09%		1.28%		(14.8)
Return on average equity	12.25%		17.25%		(29.0)
Efficiency ratio	57.71%		54.06%		6.8
Net interest margin	3.75%		3.55%		5.6

SHARE INFORMATION:
Market price per share	$17.20	$16.95	$11.56	1.5		48.8
Dividends paid	$0.06	$0.05	$0.04	0.2		0.5
Book value per common share	$10.64	$10.38	$9.10	2.5		16.9
Average diluted shares outstanding (QTD)	10,735	10,705	9,468	0.3		13.4

CAPITAL RATIOS:
Total equity to total assets	8.82%	8.91%	7.53%	(1.0)		17.1
Leverage ratio	9.66%	9.72%	8.52%	(0.6)		13.4
Common equity tier 1 risk-based capital ratio	11.32%	11.46%	9.70%	(1.2)		16.7
Tier 1 risk-based capital ratio	12.34%	12.53%	10.85%	(1.5)		13.7
Total risk-based capital ratio	13.59%	13.78%	12.11%	(1.4)		12.2

CREDIT QUALITY AND RATIOS:
Nonperforming assets	$6,262	$8,930	$8,243	(29.9)		(24.0)
QTD net chargeoffs (annualized) to QTD average loans	0.11%	0.06%	0.12%	83.3		(8.3)
Allowance for loan losses to total loans	1.22%	1.27%	1.39%	(3.9)		(12.2)
Nonperforming assets to total loans and OREO	0.60%	0.89%	0.9%	(32.6)		(33.3)
Nonperforming assets to total assets	0.49%	0.73%	0.73%	(32.9	) %	(32.9	) %

All share information has been adjusted for the 10% stock dividend paid September 30, 2016.

UNITY BANCORP, INC.
CONSOLIDATED BALANCE SHEETS
June 30, 2017

				Jun 30, 2017 vs.
				Dec 31, 2016		Jun 30, 2016
(In thousands, except percentages)	Jun 30, 2017	Dec 31, 2016	Jun 30, 2016%			%
ASSETS
Cash and due from banks	$21,745	$22,105	$20,169	(1.6	) %	7.8%
Federal funds sold, interest-bearing deposits and repos	83,070	83,790	75,908	(0.9)		9.4
Cash and cash equivalents	104,815	105,895	96,077	(1.0)		9.1
Securities:
Securities available for sale	54,825	40,568	45,266	35.1		21.1
Securities held to maturity	20,241	20,979	28,728	(3.5)		(29.5)
Total securities	75,066	61,547	73,994	22		1.4
Loans:
SBA loans held for sale	13,950	14,773	13,245	(5.6)		5.3
SBA loans held for investment	43,329	42,492	40,006	2.0		8.3
SBA 504 loans	23,153	26,344	27,038	(12.1)		(14.4)
Commercial loans	545,308	509,171	481,713	7.1		13.2
Residential mortgage loans	315,396	289,093	268,774	9.1		17.3
Consumer loans	105,668	91,541	84,267	15.4		25.4
Total loans	1,046,804	973,414	915,043	7.5		14.4
Allowance for loan losses	(12,800)	(12,579)	(12,758)	(1.8)		0.3
Net loans	1,034,004	960,835	902,285	7.6		14.6
Premises and equipment, net	23,134	23,398	20,397	(1.1)		13.4
Bank owned life insurance ("BOLI")	13,936	13,758	13,568	1.3		2.7
Deferred tax assets	5,617	5,512	6,223	1.9		(9.7)
Federal Home Loan Bank ("FHLB") stock	7,101	6,037	5,092	17.6		39.5
Accrued interest receivable	4,669	4,462	3,953	4.6		18.1
Other real estate owned ("OREO")	581	1,050	1,702	(44.7)		(65.9)
Goodwill and other intangibles	1,516	1,516	1,516	—		—
Other assets	5,078	5,896	3,563	(13.9)		42.5
Total assets	$1,275,517	$1,189,906	$1,128,370	7.2%		13.0%

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Noninterest-bearing demand	$232,545	$215,963	$210,024	7.7%		10.7%
Interest-bearing demand	149,703	145,654	117,189	2.8		27.7
Savings	403,722	363,462	318,184	11.1		26.9
Time, under $100,000	123,225	123,724	144,394	(0.4)		(14.7)
Time, $100,000 and over, under $250,000	72,926	75,567	91,770	(3.5)		(20.5)
Time, $250,000 and over	21,846	21,353	30,637	2.3		(28.7)
Total deposits	1,003,967	945,723	912,198	6.2		10.1
Borrowed funds	142,000	121,000	114,000	17.4		24.6
Subordinated debentures	10,310	10,310	10,310	—		—
Accrued interest payable	410	430	368	(4.7)		11.4
Accrued expenses and other liabilities	6,383	6,152	6,527	3.8		(2.2)
Total liabilities	1,163,070	1,083,615	1,043,403	7.3		11.5
Shareholders' equity:
Common stock	86,112	85,383	59,844	0.9		43.9
Retained earnings	26,137	20,748	25,916	26.0		0.9
Accumulated other comprehensive (loss)	198	160	(793)	NM		NM
Total shareholders' equity	112,447	106,291	84,967	5.8		32.3
Total liabilities and shareholders' equity	$1,275,517	$1,189,906	$1,128,370	7.2%		13.0%

Issued and outstanding common shares	10,567	10,477	9,336

UNITY BANCORP, INC.
QTD CONSOLIDATED STATEMENTS OF INCOME
NON-GAAP
June 30, 2017

				Jun 30, 2017 vs.
	For the three months ended			Mar 31, 2017		Jun 30, 2016
(In thousands, except percentages and per share amounts)	Jun 30, 2017	Mar 31, 2017	Jun 30, 2016	$	%	$	%
INTEREST INCOME
Federal funds sold, interest-bearing deposits and repos	$203	$129	$41	$74	57.4%	$162	395.1%
FHLB stock	73	93	55	(20)	(21.5)	18	32.7
Securities:
Taxable	538	491	427	47	9.6	111	26.0
Tax-exempt	44	44	55	—	—	(11)	(20.0)
Total securities	582	535	482	47	8.8	100	20.7
Loans:
SBA loans	886	854	788	32	3.7	98	12.4
SBA 504 loans	309	301	344	8	2.7	(35)	(10.2)
Commercial loans	6,573	6,166	5,860	407	6.6	713	12.2
Residential mortgage loans	3,584	3,384	2,937	200	5.9	647	22.0
Consumer loans	1,267	1,132	980	135	11.9	287	29.3
Total loans	12,619	11,837	10,909	782	6.6	1,710	15.7
Total interest income	13,477	12,594	11,487	883	7.0	1,990	17.3
INTEREST EXPENSE
Interest-bearing demand deposits	161	153	124	8	5.2	37	29.8
Savings deposits	678	583	381	95	16.3	297	78.0
Time deposits	814	804	954	10	1.2	(140)	(14.7)
Borrowed funds and subordinated debentures	674	664	686	10	1.5	(12)	(1.7)
Total interest expense	2,327	2,204	2,145	123	5.6	182	8.5
Net interest income	11,150	10,390	9,342	760	7.3	1,808	19.4
Provision for loan losses	400	250	400	150	60.0	—	—
Net interest income after provision for loan losses	10,750	10,140	8,942	610	6.0	1,808	20.2
NONINTEREST INCOME
Branch fee income	344	331	286	13	3.9	58	20.3
Service and loan fee income	512	512	267	—	—	245	91.8
Gain on sale of SBA loans held for sale, net	479	485	637	(6)	(1.2)	(158)	(24.8)
Gain on sale of mortgage loans, net	264	531	593	(267)	(50.3)	(329)	(55.5)
BOLI income	89	88	93	1	1.1	(4)	(4.3)
Net security gains	16	—	81	16	100.0	(65)	(80.2)
Other income	317	257	277	60	23.3	40	14.4
Total noninterest income	2,021	2,204	2,234	(183)	(8.3)	(213)	(9.5)
NONINTEREST EXPENSE
Compensation and benefits	4,299	4,095	3,709	204	5.0	590	15.9
Occupancy	590	600	513	(10)	(1.7)	77	15.0
Processing and communications	632	604	643	28	4.6	(11)	(1.7)
Furniture and equipment	513	511	395	2	0.4	118	29.9
Professional services	251	226	239	25	11.1	12	5.0
Loan collection & OREO expenses	38	341	100	(303)	(88.9)	(62)	(62.0)
Other loan expenses	18	83	(2)	(65)	(78.3)	20	1,000.0
Deposit insurance	144	76	165	68	89.5	(21)	(12.7)
Advertising	323	236	303	87	36.9	20	6.6
Director fees	149	197	139	(48)	(24.4)	10	7.2
Other expenses	464	471	524	(7)	(1.5)	(60)	(11.5)
Total noninterest expense	7,421	7,440	6,728	(19)	(0.3)	693	10.3
Income before provision for income taxes	5,350	4,904	4,448	446	9.1	902	20.3
Provision for income taxes	1,906	1,712	1,624	194	11.3	282	17.4

Net income	$3,444	$3,192	$2,824	$252	7.9%	$620	22%

Effective tax rate	35.6%	34.9%	36.5%

Net income per common share - Basic	$0.33	$0.30	$0.30
Net income per common share - Diluted	$0.32	$0.30	$0.30

Weighted average common shares outstanding - Basic	10,546	10,509	9,318
Weighted average common shares outstanding - Diluted	10,735	10,705	9,468

UNITY BANCORP, INC.
YTD CONSOLIDATED STATEMENTS OF INCOME
NON-GAAP
June 30, 2017

	For the six months ended June 30,		Current YTD vs. Prior YTD
(In thousands, except percentages and per share amounts)	2017	2016	$	%
INTEREST INCOME
Federal funds sold, interest-bearing deposits and repos	$332	$85	$247	290.6%
FHLB stock	166	107	59	55.1
Securities:
Taxable	1,030	791	239	30.2
Tax-exempt	88	117	(29)	(24.8)
Total securities	1,118	908	210	23.1
Loans:
SBA loans	1,739	1,509	230	15.2
SBA 504 loans	610	729	(119)	(16.3)
Commercial loans	12,740	11,538	1,202	10.4
Residential mortgage loans	6,967	5,878	1,089	18.5
Consumer loans	2,400	1,911	489	25.6
Total loans	24,456	21,565	2,891	13.4
Total interest income	26,072	22,665	3,407	15.0
INTEREST EXPENSE
Interest-bearing demand deposits	314	261	53	20.3
Savings deposits	1,261	748	513	68.6
Time deposits	1,618	1,904	(286)	(15.0)
Borrowed funds and subordinated debentures	1,338	1,421	(83)	(5.8)
Total interest expense	4,531	4,334	197	4.5
Net interest income	21,541	18,331	3,210	17.5
Provision for loan losses	650	600	50	8.3
Net interest income after provision for loan losses	20,891	17,731	3,160	17.8
NONINTEREST INCOME
Branch fee income	675	619	56	9.0
Service and loan fee income	1,024	522	502	96.2
Gain on sale of SBA loans held for sale, net	963	945	18	1.9
Gain on sale of mortgage loans, net	796	1,308	(512)	(39.1)
BOLI income	178	187	(9)	(4.8)
Net security gains	16	175	(159)	(90.9)
Other income	573	494	79	16.0
Total noninterest income	4,225	4,250	(25)	(0.6)
NONINTEREST EXPENSE
Compensation and benefits	8,394	7,258	1,136	15.7
Occupancy	1,190	1,131	59	5.2
Processing and communications	1,236	1,287	(51)	(4.0)
Furniture and equipment	1,024	815	209	25.6
Professional services	477	494	(17)	(3.4)
Loan costs	379	172	207	120.3
OREO expenses	102	101	1	1.0
Deposit insurance	220	326	(106)	(32.5)
Advertising	560	544	16	2.9
Director fees	346	274	72	26.3
Other expenses	934	936	(2)	(0.2)
Total noninterest expense	14,862	13,338	1,524	11.4
Income before provision for income taxes and gain on subordinated debenture	10,254	8,643	1,611	18.6
Provision for income taxes	3,618	3,087	531	17.2
Net income before gain on subordinated debenture	6,636	5,556	1,080	19.4

Gain on subordinated debenture, net of tax	—	1,473	(1,473)	(100.0)
Net income	$6,636	$7,029	$(393)	(5.6)%

Effective tax rate	35.3%	35.6%

Net income before gain on subordinated debenture per:
Common share - basic	0.63	0.60
Common share - diluted	0.62	0.59

Net income per:
Common share - basic	0.63	0.75
Common share - diluted	0.62	0.74

Weighted average common shares outstanding - Basic	10,528	9,311
Weighted average common shares outstanding - Diluted	10,720	9,456

UNITY BANCORP, INC.
QUARTER TO DATE NET INTEREST MARGIN
June 30, 2017

(Dollar amounts in thousands, interest amounts and interest rates/yields on a fully tax-equivalent basis)
	For the three months ended
	June 30, 2017			March 31, 2017
	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Federal funds sold, interest-bearing deposits and repos	$76,656	$203	1.06%	$77,943	$129	0.67%
FHLB stock	5,912	73	4.95	5,776	93	6.53
Securities:
Taxable	67,102	538	3.22	64,148	491	3.10
Tax-exempt	6,764	67	3.97	6,443	67	4.22
Total securities (A)	73,866	605	3.29	70,591	558	3.21
Loans:
SBA loans	55,650	886	6.39	57,960	854	5.98
SBA 504 loans	23,986	309	5.17	26,050	301	4.69
Commercial loans	532,659	6,573	4.95	512,543	6,166	4.88
Residential mortgage loans	311,730	3,584	4.61	297,203	3,384	4.62
Consumer loans	100,889	1,267	5.04	94,217	1,132	4.87
Total loans (B)	1,024,914	12,619	4.94	987,973	11,837	4.86
Total interest-earning assets	$1,181,348	$13,500	4.58%	$1,142,283	$12,617	4.48%

Noninterest-earning assets:
Cash and due from banks	23,055			23,578
Allowance for loan losses	(12,916)			(12,785)
Other assets	55,367			55,493
Total noninterest-earning assets	65,506			66,286
Total assets	$1,246,854			$1,208,569

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Total interest-bearing demand deposits	$157,896	$161	0.41%	$152,392	$153	0.41%
Total savings deposits	397,813	678	0.68	378,439	583	0.62
Total time deposits	221,636	814	1.47	222,307	804	1.47
Total interest-bearing deposits	777,345	1,653	0.85	753,138	1,540	0.83
Borrowed funds and subordinated debentures	126,057	674	2.14	125,499	664	2.15
Total interest-bearing liabilities	$903,402	$2,327	1.03%	$878,637	$2,204	1.02%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	225,909			215,405
Other liabilities	6,752			6,792
Total noninterest-bearing liabilities	232,661			222,197
Total shareholders' equity	110,791			107,735
Total liabilities and shareholders' equity	$1,246,854			$1,208,569

Net interest spread		$11,173	3.55%		$10,413	3.46%
Tax-equivalent basis adjustment		(23)			(23)
Net interest income		$11,150			$10,390
Net interest margin			3.79%			3.70%

(A)
Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis. They are reduced by the nondeductable portion of interest expense, assuming a federal tax rate of 35 percent and applicable state rates.

(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.
QUARTER TO DATE NET INTEREST MARGIN
June 30, 2017

(Dollar amounts in thousands, interest amounts and interest rates/yields on a fully tax-equivalent basis)
	For the three months ended
	June 30, 2017			June 30, 2016
	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Federal funds sold, interest-bearing deposits and repos	$76,656	$203	1.06%	$62,652	$41	0.26%
FHLB stock	5,912	73	4.95	4,904	55	4.51
Securities:
Taxable	67,102	538	3.22	62,561	427	2.75
Tax-exempt	6,764	67	3.97	8,177	83	4.08
Total securities (A)	73,866	605	3.29	70,738	510	2.90
Loans:
SBA loans	55,650	886	6.39	56,719	788	5.59
SBA 504 loans	23,986	309	5.17	27,273	344	5.07
Commercial loans	532,659	6,573	4.95	474,573	5,860	4.97
Residential mortgage loans	311,730	3,584	4.61	264,599	2,937	4.46
Consumer loans	100,889	1,267	5.04	82,295	980	4.79
Total loans (B)	1,024,914	12,619	4.94	905,459	10,909	4.85
Total interest-earning assets	$1,181,348	$13,500	4.58%	$1,043,753	$11,515	4.44%

Noninterest-earning assets:
Cash and due from banks	23,055			25,993
Allowance for loan losses	(12,916)			(12,850)
Other assets	55,367			49,250
Total noninterest-earning assets	65,506			62,393
Total assets	$1,246,854			$1,106,146

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Total interest-bearing demand deposits	$157,896	$161	0.41%	$129,263	$124	0.39%
Total savings deposits	397,813	678	0.68	310,329	381	0.49
Total time deposits	221,636	814	1.47	275,700	954	1.39
Total interest-bearing deposits	777,345	1,653	0.85	715,292	1,459	0.82
Borrowed funds and subordinated debentures	126,057	674	2.14	106,277	686	2.60
Total interest-bearing liabilities	$903,402	$2,327	1.03%	$821,569	$2,145	1.05%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	225,909			194,649
Other liabilities	6,752			6,370
Total noninterest-bearing liabilities	232,661			201,019
Total shareholders' equity	110,791			83,558
Total liabilities and shareholders' equity	$1,246,854			$1,106,146

Net interest spread		$11,173	3.55%		$9,370	3.39%
Tax-equivalent basis adjustment		(23)			(28)
Net interest income		$11,150			$9,342
Net interest margin			3.79%			3.61%

(A)
Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis. They are reduced by the nondeductable portion of interest expense, assuming a federal tax rate of 35 percent and applicable state rates.

(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.
YEAR TO DATE NET INTEREST MARGIN
June 30, 2017

(Dollar amounts in thousands, interest amounts and interest rates/yields on a fully tax-equivalent basis)
	For the six months ended
	June 30, 2017			June 30, 2016
	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Federal funds sold, interest-bearing deposits and repos	$77,297	$332	0.87%	$70,666	$85	0.24%
FHLB stock	5,844	166	5.73	4,726	107	4.55
Securities:
Taxable	65,635	1,030	3.16	60,856	791	2.61
Tax-exempt	6,603	132	4.03	8,863	176	3.99
Total securities (A)	72,238	1,162	3.24	69,719	967	2.79
Loans:
SBA loans	56,798	1,739	6.17	55,331	1,509	5.48
SBA 504 loans	25,012	610	4.92	28,253	729	5.19
Commercial loans	522,658	12,740	4.92	469,248	11,538	4.94
Residential mortgage loans	304,507	6,967	4.61	264,403	5,878	4.47
Consumer loans	97,571	2,400	4.96	80,312	1,911	4.79
Total loans (B)	1,006,546	24,456	4.90	897,547	21,565	4.83
Total interest-earning assets	$1,161,925	$26,116	4.53%	$1,042,658	$22,724	4.38%

Noninterest-earning assets:
Cash and due from banks	23,315			26,500
Allowance for loan losses	(12,851)			(12,888)
Other assets	55,428			47,369
Total noninterest-earning assets	65,892			60,981
Total assets	$1,227,817			$1,103,639

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Total interest-bearing demand deposits	$155,159	$314	0.41%	$130,301	$261	0.40%
Total savings deposits	388,179	1,261	0.66	310,290	748	0.48
Total time deposits	221,970	1,618	1.47	278,904	1,904	1.37
Total interest-bearing deposits	765,308	3,193	0.84	719,495	2,913	0.81
Borrowed funds and subordinated debentures	125,780	1,338	2.15	105,314	1,421	2.71
Total interest-bearing liabilities	$891,088	$4,531	1.02%	$824,809	$4,334	1.05%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	220,686			190,938
Other liabilities	6,771			5,948
Total noninterest-bearing liabilities	227,457			196,886
Total shareholders' equity	109,272			81,944
Total liabilities and shareholders' equity	$1,227,817			$1,103,639

Net interest spread		$21,585	3.51%		$18,390	3.33%
Tax-equivalent basis adjustment		(44)			(59)
Net interest income		$21,541			$18,331
Net interest margin			3.75%			3.55%

(A)
Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis. They are reduced by the nondeductable portion of interest expense, assuming a federal tax rate of 35 percent and applicable state rates.

(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.
QUARTERLY ALLOWANCE FOR LOAN LOSSES AND LOAN QUALITY SCHEDULES
June 30, 2017

Amounts in thousands, except percentages	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$12,681	$12,579	$12,685	$12,758	$12,634
Provision for loan losses charged to expense	400	250	200	420	400
	13,081	12,829	12,885	13,178	13,034
Less: Chargeoffs
SBA loans	150	109	189	140	142
Commercial loans	120	76	19	376	152
Residential mortgage loans	—	—	101	—	—
Consumer loans	17	66	2	—	—
Total chargeoffs	287	251	311	516	294
Add: Recoveries
SBA loans	3	37	1	17	4
Commercial loans	3	53	4	6	13
Residential mortgage loans	—	12	—	—	—
Consumer loans	—	1	—	—	1
Total recoveries	6	103	5	23	18
Net chargeoffs (recoveries)	281	148	306	493	276
Balance, end of period	$12,800	$12,681	$12,579	$12,685	$12,758

LOAN QUALITY INFORMATION:
Nonperforming loans (1)	$5,681	$7,758	$7,237	$6,527	$6,541
Other real estate owned ("OREO")	581	1,172	1,050	1,703	1,702
Nonperforming assets	6,262	8,930	8,287	8,230	8,243
Less: Amount guaranteed by SBA	41	60	60	624	134
Net nonperforming assets	$6,221	$8,870	$8,227	$7,606	$8,109

Loans 90 days past due & still accruing	$230	$—	$—	$—	$485

Performing Troubled Debt Restructurings (TDRs)	$—	$—	$—	$665	$772
(1) Nonperforming TDRs included in nonperforming loans	—	—	153	154	161
Total TDRs	$—	$—	$153	$819	$933

Allowance for loan losses to:
Total loans at quarter end	1.22%	1.27%	1.29%	1.34%	1.39%
Nonperforming loans (1)	225.31	163.46	173.82	194.35	195.05
Nonperforming assets	204.41	142.00	151.79	154.13	154.77
Net nonperforming assets	205.75	142.97	152.90	166.78	157.33

QTD net chargeoffs (annualized) to QTD average loans:
SBA loans	1.06%	0.50%	1.26%	0.86%	0.98%
Commercial loans	0.09	0.02	0.01	0.30	0.12
Residential mortgage loans	—	(0.02)	0.14	—	—
Consumer loans	0.07	0.28	0.01	—	—
Total loans	0.11%	0.06%	0.13%	0.21%	0.12%

Nonperforming loans to total loans	0.54%	0.78%	0.74%	0.69%	0.71%
Nonperforming loans and TDRs to total loans	0.54	0.78	0.74	0.76	0.80
Nonperforming assets to total loans and OREO	0.60	0.89	0.85	0.86	0.90
Nonperforming assets to total assets	0.49	0.73	0.70	0.71	0.73

UNITY BANCORP, INC.
QUARTERLY FINANCIAL DATA
NON-GAAP
June 30, 2017

(In thousands, except percentages and per share amounts)	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
SUMMARY OF INCOME:
Total interest income	$13,477	$12,594	$12,280	$12,081	$11,487
Total interest expense	2,327	2,204	2,225	2,208	2,145
Net interest income	11,150	10,390	10,055	9,873	9,342
Provision for loan losses	400	250	200	420	400
Net interest income after provision for loan losses	10,750	10,140	9,855	9,453	8,942
Total noninterest income	2,021	2,204	2,373	2,173	2,234
Total noninterest expense	7,421	7,440	7,303	6,993	6,728
Income before provision for income taxes and gain on subordinated debenture	5,350	4,904	4,925	4,633	4,448
Provision for income taxes	1,906	1,712	1,765	1,613	1,624
Net income	$3,444	$3,192	$3,160	$3,020	$2,824

Net income per common share - Basic	$0.33	$0.30	$0.33	$0.32	$0.30
Net income per common share - Diluted	$0.32	$0.30	$0.32	$0.32	$0.30

COMMON SHARE DATA:
Market price per share	$17.20	$16.95	$15.70	$12.82	$11.56
Dividends paid	$0.06	$0.05	$0.05	$0.05	$0.04
Book value per common share	$10.64	$10.38	$10.14	$9.45	$9.10
Weighted average common shares outstanding - Basic	10,546	10,509	9,700	9,339	9,318
Weighted average common shares outstanding - Diluted	10,735	10,705	9,878	9,496	9,468
Issued and outstanding common shares	10,567	10,535	10,477	9,331	9,336

OPERATING RATIOS (Annualized):
Return on average assets	1.11%	1.07%	1.07%	1.05%	1.03%
Return on average equity	12.47	12.02	13.47	13.90	13.59
Efficiency ratio	56.41	59.08	59.90	58.11	58.53

BALANCE SHEET DATA:
Total assets	1,275,517	1,226,168	1,189,906	1,152,896	1,128,370
Total deposits	1,003,967	980,703	945,723	933,320	912,198
Total loans	1,046,804	1,000,677	973,414	949,832	915,043
Total securities	75,066	73,022	61,547	72,360	73,994
Total shareholders' equity	112,447	109,305	106,291	88,152	84,967
Allowance for loan losses	(12,800)	(12,681)	(12,579)	(12,685)	(12,758)

TAX EQUIVALENT YIELDS AND RATES:
Interest-earning assets	4.58%	4.48%	4.40%	4.45%	4.44%
Interest-bearing liabilities	1.03	1.02	1.03	1.04	1.05
Net interest spread	3.55	3.46	3.37	3.41	3.39
Net interest margin	3.79	3.70	3.60	3.63	3.61

CREDIT QUALITY:
Nonperforming assets	$6,262	$8,930	$8,287	$8,230	$8,243
QTD net chargeoffs (annualized) to QTD average loans	0.11%	0.06%	0.13%	0.21%	0.12%
Allowance for loan losses to total loans	1.22	1.27	1.29	1.34	1.39
Nonperforming assets to total loans and OREO	0.60	0.89	0.85	0.86	0.90
Nonperforming assets to total assets	0.49	0.73	0.70	0.71	0.73

(In thousands, except percentages and per share amounts)	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
CAPITAL RATIOS AND OTHER:
Total equity to total assets	8.82	8.91	8.93	7.65	7.53
Leverage ratio	9.66	9.72	9.73	8.49	8.52
Common equity tier 1 risk-based capital ratio	11.32	11.46	11.49	9.63	9.70
Tier 1 risk-based capital ratio	12.34	12.53	12.58	10.74	10.85
Total risk-based capital ratio	13.59	13.78	13.84	11.48	12.11
Number of banking offices	17	17	17	15	15
Number of ATMs	18	18	18	16	16
Number of employees	186	181	184	180	172